THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THE UNDERLYING SHARES MAY NOT BE DELIVERED WITHIN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE, AND THE HOLDER HAS DELIVERED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.

REPRESENTATIVE’S WARRANTS

TIMBERLINE RESOURCES CORPORATION
(A Delaware Corporation)

CERTIFICATE NUMBER: ●	Warrants representing the Right to Acquire ● Common Shares

WARRANTS FOR EXCHANGE OF COMMON SHARES

THIS IS TO CERTIFY THAT, for value received [Name], [Address] (hereinafter called the “holder”) is entitled to receive [●] fully paid and non-assessable common shares (“Common Shares”) in the capital of Timberline Resources Corporation (hereinafter called the “Company”) at any time on or before 5:00 PM (EST) on September 9, 2016, subject to adjustment and to the provisions and terms and conditions set forth in the Representative’s Warrant Agreement dated September 10, 2013, by and between the Company and Aegis Capital Corp. (the “Representative’s Warrant Agreement”).  The Common Share purchase warrants (the “Warrants”) are exercisable effective September 9, 2014 and will be void and of no value after 5:00 PM (EST) on September 9, 2016 (the “Expiry Time”).

The Warrants and the Common Shares issuable upon exercise hereof have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States.

The rights to acquire Common Shares granted by this certificate (the “Warrant Certificate”) may be exercised by the holder, subject to the terms and conditions set forth in the Representative’s Warrant Agreement, in whole or in part (but not as to a fractional Common Share), by surrender of this Warrant Certificate and the duly completed and executed Exercise Form attached hereto as Appendix A to the offices of the Company located at 101 East Lakeside Avenue Coeur d’Alene, Idaho 83814 (or such other address as the Company may designate in writing).

Unless the Common Shares issuable upon the exercise of the Warrants are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States and the holder has provided a written opinion of counsel satisfactory to the Company to such effect, all certificates representing Common Shares will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS”.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the rights represented by this Warrant Certificate will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances.  The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

THE TERMS AND CONDITIONS OF THIS WARRANT ARE SET FORTH IN THE REPRESENTATIVE’S WARRANT AGREEMENT.

IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by a duly authorized officer as of the _____ day of _________________ 2013.

TIMBERLINE RESOURCES CORPORATION

Per:
 Authorized Signatory

APPENDIX “A”
EXERCISE FORM

TO:

TIMBERLINE RESOURCES CORPORATION

The undersigned hereby exercises the right to acquire ____________ Common Shares in the capital of TIMBERLINE RESOURCES CORPORATION (the “Company”) (or such number of other securities or property to which this Warrant entitles the undersigned in lieu thereof or in addition thereto under the provisions of the attached Warrant Certificate).

In connection with this exercise, the undersigned hereby represents that (check one):

_____1.

The undersigned is exercising this Warrant on a cashless basis pursuant to Section 2.2 of the Representative’s Warrant Agreement dated September 10, 2013, by and between the Company and Aegis Capital Corp.  The undersigned acknowledges that the exercise of the Warrant being made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and the regulations promulgated thereunder, and that to the undersigned’s knowledge, no remuneration or commission has been paid or given for the exchange of this Warrant for Common Shares.

_____2.

The undersigned is an “accredited investor” as defined in Rule 501(a) of Regulation D, promulgated by the Securities and Exchange Commission under the Securities Act, the undersigned is purchasing the Common Shares for his or her own account for investment purposes and not with a view toward distribution or resale and the undersigned has not exercised this Warrant as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act).

_____3.

The undersigned has delivered an opinion of counsel of recognized standing in the form and substance satisfactory to the Company to the effect that the exercise of the Warrant and the issuance of the Common Shares is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

The undersigned holder understands that unless the Common Shares issuable upon the exercise of the Warrants are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States and the undersigned has provided a written opinion of counsel satisfactory to the Company to such effect, the certificate representing the Common Shares issued upon exercise of this Warrant will bear the following restrictive legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”).  THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IF THE SECURITIES HAVE BEEN REGISTERED IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT IN ACCORDANCE WITH RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING, OR OTHER EVIDENCE OF EXEMPTION, REASONABLY SATISFACTORY TO THE CORPORATION.  HEDGING TRANSACTIONS INVOLVING

Appendix A - 1

THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS”.

Please issue a certificate for the Common Shares being acquired as follows in the name of the undersigned.

DATED at ______________________________ this _________ day of _________________, ______.

Signature Witnessed (see instructions to Warrantholders)	Signature of Warrantholder (to be the same as appears on the face of this Warrant Certificate) or authorized signing officer if a corporation
Name of Warrantholder:
Address (please print):

Appendix A - 2